Exhibit 5(a)

900 S.W. Fifth Avenue, Suite 2600 Portland, Oregon 97204 phone 503.224.3380 fax 503.220.2480 www.stoel.com

September 6, 2005

PacifiCorp

825 NE Multnomah

Portland, OR  97232

Ladies and Gentlemen:

We are acting as counsel to PacifiCorp, an Oregon corporation (the “Company”), in connection with the proposed issuance and sale by the Company from time to time of not to exceed $700,000,000 in aggregate offering price of First Mortgage Bonds (“Bonds”) to be issued pursuant to the Mortgage and Deed of Trust, dated as of January 9, 1989, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as successor Trustee, as amended and supplemented (the “Mortgage”), and Unsecured Debt Securities (“Unsecured Debt Securities”) to be issued under an indenture or indentures between the Company and The Bank of New York, as Trustee, as amended and supplemented, or another bank or trust company to be named as trustee (the “Unsecured Indenture”), all as contemplated by the Registration Statement on Form S-3 (the “Registration Statement”) about to be filed by the Company with the Securities and Exchange Commission (“SEC”) for the registration of the Bonds and Unsecured Debt Securities under the Securities Act of 1933, as amended (the “1933 Act”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

In connection with the foregoing, we are of the opinion that:

(a)                                  All action necessary to make valid the proposed issuance of the Bonds by the Company will have been taken when:

1.                                       The Registration Statement, as it may be amended, shall have become effective;

2.                                       The Mortgage shall have been qualified under the Trust Indenture Act of 1939, as amended, and the Trustee under the Mortgage shall have been determined to be eligible under the Trust Indenture Act of 1939, as amended;

3.                                       Appropriate orders authorizing the issuance of the Bonds by the Company shall have been entered by the Idaho Public Utilities Commission, the Public Utility Commission of Oregon, the Public Service Commission of Utah, the Wyoming Public Service Commission and an appropriate notice filing shall have been made with the Washington Utilities and Transportation Commission;

4.                                       The Company’s Board of Directors shall have duly adopted appropriate resolutions establishing, or authorizing the establishment of, one or more new series of Bonds, fixing, or authorizing the fixing of, certain of the terms thereof, authorizing the execution and delivery of one or more supplemental indentures with respect to the new series of Bonds, authorizing the execution and delivery of the Bonds and authorizing or ratifying such other corporate acts as may be necessary in connection with the issuance and sale of the Bonds;

5.                                       One or more supplemental indentures with respect to new series of Bonds shall have been duly executed and delivered; and

6.                                       The Bonds shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above.

(b)                                 When the steps set forth in paragraph (a) shall be taken, the Bonds will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights, by general equitable principles (whether considered in a proceeding in equity or at law) or by an implied covenant of reasonableness, good faith and fair dealing, provided, however, that in rendering the above opinion, we express no opinion as to the effect, if any, of the usury laws of any state upon the enforceability of rights of the holders of the Bonds; and

(c)                                  All action necessary to make valid the proposed issuance of the Unsecured Debt Securities by the Company will have been taken when:

1.                                       The Registration Statement, as it may be amended, shall have become effective;

2.                                       The Unsecured Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and the Trustee under the Unsecured Indenture shall have been determined to be eligible under the Trust Indenture Act of 1939, as amended;

3.                                       Appropriate orders authorizing the issuance of the Unsecured Debt Securities by the Company shall have been entered by the Idaho Public Utilities Commission, the Public Utility Commission of Oregon, the Public Service Commission of Utah and the Wyoming Public Service Commission and an appropriate notice filing shall have been made with the Washington Utilities and Transportation Commission;

4.                                       The Company’s Board of Directors shall have duly adopted appropriate resolutions establishing, or authorizing the establishment of, one or more series of Unsecured Debt Securities, fixing, or authorizing the fixing of, certain of the terms thereof, authorizing the execution and delivery of the Unsecured Debt Securities and authorizing or ratifying such other corporate acts as may be necessary in connection with the issuance and sale of the Unsecured Debt Securities; and

5.                                       The Unsecured Debt Securities shall have been appropriately issued, authenticated and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above; and

(d)                                 When the steps set forth in paragraph (c) shall have been taken, the Unsecured Debt Securities will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights, by general equitable principles (whether considered in a proceeding in equity or at law) or by an implied covenant of reasonableness, good faith and fair dealing, provided, however, that in rendering the above opinion, we express no opinion as to the effect, if any, of the usury laws of any state upon the enforceability of rights of the holders of the Unsecured Debt Securities.

We are members of the bar of the State of Oregon and do not express any opinion herein covering any law other than the law of the State of Oregon and the federal laws of the United States, in each case as in effect on the date hereof.

We hereby authorize and consent to the use of this opinion as Exhibit 5(a) of the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and in the preliminary prospectus constituting a part thereof.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the 1933 Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Stoel Rives LLP

STOEL RIVES LLP